Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2020 RESULTS

Operating revenue momentum in Financial Advisory and Asset Management	M&A announcements accelerated in U.S. and Europe; global leader in restructuring	Average assets under management increased 8% from the second quarter

NEW YORK, October 29, 2020 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $569 million for the quarter ended September 30, 2020. Net income, as adjusted2, was $76 million, or $0.67 per share (diluted) for the quarter. On a U.S. GAAP basis, third-quarter 2020 net income was $75 million, or $0.66 per share (diluted).

For the first nine months of 2020, net income, as adjusted, was $218 million, or $1.92 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $213 million, or $1.88 per share (diluted).

“We are performing well in a volatile environment, with momentum across our businesses,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our services are in demand around the world as our clients seek expert advice and solutions in a period of unprecedented change.”

($ in millions, except per share data and AUM)	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2020	2019	%’20-’19	2020	2019	%’20-’19
Net Income
US GAAP	$75	$47	61%	$213	$210	1%
Per share, diluted	$0.66	$0.40	65%	$1.88	$1.77	6%
Adjusted[2]	$76	$88	(14)%	$218	$280	(22)%
Per share, diluted	$0.67	$0.76	(12)%	$1.92	$2.37	(19)%
Operating Revenue[1]
Total operating revenue	$569	$588	(3)%	$1,675	$1,838	(9)%
Financial Advisory	$307	$304	1%	$895	$963	(7)%
Asset Management	$261	$283	(8)%	$775	$858	(10)%
AUM ($ in billions)
Period End	$228	$231	(1)%
Average	$226	$234	(3)%	$219	$233	(6)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of U.S. GAAP to adjusted GAAP is on pages 13-14.

OPERATING REVENUE

Operating revenue1 was $569 million for the third quarter of 2020, and $1,675 million for the first nine months of 2020, down 3% and 9% from the respective 2019 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the third quarter of 2020, Financial Advisory operating revenue was $307 million, 1% higher than the third quarter of 2019. These results reflected increasing M&A and Restructuring activity.

For the first nine months of 2020, Financial Advisory operating revenue was $895 million, 7% lower than the first nine months of 2019.

During and since the third quarter of 2020, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Altice Europe in the $45.1 billion take-private offer by Patrick Drahi; Gilead’s $21 billion acquisition of Immunomedics; Teladoc Health’s $18.5 billion merger with Livongo; AVEVA’s $5 billion acquisition of OSIsoft; El Paso Electric’s $4.3 billion sale to Infrastructure Investments Fund; Iliad’s $4.3 billion acquisition of Play; ENGIE’s €3.4 billion sale of a 29.9% stake in Suez to Veolia; MassMutual’s $3.4 billion sale of its retirement plan business to Empower Retirement; Aimmune’s $2.6 billion sale to Nestlé Health Science; ServiceMaster’s $1.6 billion sale of its ServiceMaster Brands franchise business to Roark Capital; Siemens on the spin-off of Siemens Energy; and IBM on the separation of its Managed Infrastructure Services unit.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the third quarter of 2020, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: 24 Hour Fitness; Abengoa; Diamond Offshore Drilling; FTS International; Gavilan Resources; Hi-Crush; J.C. Penney; J.Crew; Libbey; Neiman Marcus; NMC Health; Premier Oil; Pyxus International; Salt Creek Midstream; Seadrill Limited; Technicolor; Transocean; Ursa Piceance; and Valaris. Lazard was the global leader in completed restructurings for the first nine months of 2020 (Source: Refinitiv).

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of Lazard’s publicly announced Financial Advisory transactions, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the third quarter of 2020, Asset Management operating revenue was $261 million, 8% lower than the third quarter of 2019. For the first nine months of 2020, Asset Management operating revenue was $775 million, 10% lower than than the first nine months of 2019.

For the third quarter of 2020, management fees and other revenue was $258 million, 8% lower than the third quarter of 2019, and 5% higher than the second quarter of 2020. For the first nine months of 2020, management fees and other revenue was $770 million, 9% lower than the first nine months of 2019.

Average assets under management (AUM) for the third quarter of 2020 was $226 billion, 3% lower than the third quarter of 2019, and 8% higher than the second quarter of 2020. Average AUM for the first nine months of 2020 was $219 billion, 6% lower than the first nine months of 2019.

AUM as of September 30, 2020, was $228 billion, down 1% from September 30, 2019, and up 6% from June 30, 2020. The sequential increase was driven primarily by market appreciation of $9.5 billion and foreign exchange appreciation of $3.7 billion, offset by net outflows of $0.2 billion.

For the third quarter of 2020, incentive fees were $3 million, compared to $1 million for the third quarter of 2019. For the first nine months of 2020, incentive fees were $6 million, compared to $7 million for the first nine months of 2019.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2020, we accrued adjusted compensation and benefits expense1 at an adjusted compensation1 ratio of 60%. This resulted in $341 million of adjusted compensation and benefits expense, compared to $338 million for the third quarter of 2019.

For the first nine months of 2020, adjusted compensation and benefits expense was $1,005 million, compared to $1,057 million for the first nine months of 2019.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the third quarter of 2020 was $103 million, 18% lower than the third quarter of 2019. The ratio of adjusted non-compensation expense to operating revenue1 for the third quarter of 2020 was 18.1%, compared to 21.3% for the third quarter of 2019.

Adjusted non-compensation expense for the first nine months of 2020 was $315 million, 15% lower than the first nine months of 2019. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2020 was 18.8%, compared to 20.1% for the first nine months of 2019.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $29 million for the third quarter of 2020 and $80 million for the first nine months of 2020. The effective tax rate on the same basis was 27.9% for the third quarter and 26.9% for the first nine months of 2020, compared to 16.6% and 21.7% for the respective 2019 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2020, Lazard returned $50 million to shareholders, which included: $49 million in dividends and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2020, Lazard returned $314 million to shareholders, which included: $147 million in dividends; $95 million in share repurchases of our Class A common stock; and $72 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first nine months of 2020, we repurchased 2.9 million shares at an average price of $32.70 per share. As of September 30, 2020, our remaining share repurchase authorization is $306 million.

On October 28, 2020, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on November 20, 2020, to stockholders of record on November 9, 2020.

Lazard’s financial position remains strong. As of September 30, 2020, our cash and cash equivalents were $1,110 million. Stockholders’ equity related to Lazard’s interests was $694 million.

COVID-19 ENVIRONMENT UPDATE

During the third quarter of 2020, the COVID-19 pandemic continued to have a negative impact on economic activity around the world. Governments and central banks have taken extraordinary measures to support local economies and capital markets, but the macroeconomic outlook remains uncertain while significant health risks persist.

Lazard’s offices around the world have continued to operate in the context of applicable local regulations and guidelines regarding business activity, and in the third quarter, the majority of our people worked remotely, employing virtual and secure cloud-based systems.

While the global M&A market strengthened in the third quarter, we continue to expect a challenging business environment in the near term due to elevated uncertainty and capital markets volatility. We believe that our strong financial position, the diversity of our business, and our consistent focus on cost discipline will enable us to weather the economic downturn.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 29, 2020, to discuss the company’s financial results for the third quarter and first nine months of 2020. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 289-0438 (toll-free, U.S. and Canada) or +1 (323) 794-2423 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on October 29, 2020, via the Lazard Investor Relations website, www.lazard.com, or by dialing 1 (888) 203-1112 (toll-free, U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is: 8159566.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities across 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Third-quarter and first-nine-months 2020 adjusted results1 exclude pre-tax charges of $2.3 million and $8.5 million, respectively, of costs relating to an office space reorganization. On a U.S. GAAP basis, these resulted in a net charge of $1 million, or $0.01 (diluted) per share, for the third quarter, and a net charge of $5.2 million, or $0.05 (diluted) per share, for the first nine months of 2020.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2020	June 30, 2020	September 30, 2019	June 30, 2020	September 30, 2019
Total revenue	$598,022	$592,264	$611,073	1%	(2%)
Interest expense	(20,344)	(19,972)	(20,005)

Net revenue	577,678	572,292	591,068	1%	(2%)
Operating expenses:
Compensation and benefits	354,625	351,568	391,363	1%	(9%)
Occupancy and equipment	31,318	30,574	29,856
Marketing and business development	7,562	6,517	27,318
Technology and information services	33,457	32,629	34,076
Professional services	14,701	16,728	15,105
Fund administration and outsourced services	26,196	24,053	28,425
Amortization and other acquisition-related costs	458	455	1,022
Other	4,681	13,903	11,530

Subtotal	118,373	124,859	147,332	(5%)	(20%)

Operating expenses	472,998	476,427	538,695	(1%)	(12%)

Operating income	104,680	95,865	52,373	9%	NM
Provision for income taxes	28,165	22,789	4,177	24%	NM

Net income	76,515	73,076	48,196	5%	59%
Net income (loss) attributable to noncontrolling interests	1,423	(382)	1,492

Net income attributable to Lazard Ltd	$75,092	$73,458	$46,704	2%	61%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	107,168,615	106,662,064	109,285,727	0%	(2%)
Diluted	113,181,564	111,487,749	113,881,690	2%	(1%)
Net income per share:
Basic	$0.69	$0.68	$0.42	1%	64%
Diluted	$0.66	$0.66	$0.40	0%	65%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2020	September 30, 2019	% Change
Total revenue	$1,748,443	$1,923,552	(9%)
Interest expense	(60,459)	(58,120)

Net revenue	1,687,984	1,865,432	(10%)
Operating expenses:
Compensation and benefits	1,025,948	1,136,087	(10%)
Occupancy and equipment	94,090	89,104
Marketing and business development	34,265	84,086
Technology and information services	97,444	104,956
Professional services	45,974	48,466
Fund administration and outsourced services	76,639	85,848
Amortization and other acquisition-related costs	1,359	9,534
Other	27,623	33,630

Subtotal	377,394	455,624	(17%)

Operating expenses	1,403,342	1,591,711	(12%)

Operating income	284,642	273,721	4%
Provision for income taxes	76,720	55,536	38%

Net income	207,922	218,185	(5%)
Net income (loss) attributable to noncontrolling interests	(4,650)	8,662

Net income attributable to Lazard Ltd	$212,572	$209,523	1%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,711,547	111,070,395	(4%)
Diluted	112,929,830	116,959,041	(3%)

Net income per share:
Basic	$1.96	$1.87	5%
Diluted	$1.88	$1.77	6%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$1,109,745	$1,231,593
Deposits with banks and short-term investments	1,193,717	1,180,686
Cash deposited with clearing organizations and other segregated cash	41,260	43,280
Receivables	575,098	663,138
Investments	535,245	531,995
Goodwill and other intangible assets	373,841	373,594
Operating lease right-of-use assets	517,583	551,504
Deferred tax assets	557,120	586,750
Other assets	563,388	477,041

Total Assets	$5,466,997	$5,639,581

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,244,562	$1,246,200
Accrued compensation and benefits	451,180	602,777
Operating lease liabilities	609,850	644,345
Tax receivable agreement obligation	221,890	247,344
Senior debt	1,681,487	1,679,562
Other liabilities	479,330	537,779

Total liabilities	4,688,299	4,958,007
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	95,143	41,020
Retained earnings	1,160,310	1,193,570
Accumulated other comprehensive loss, net of tax	(279,785)	(293,648)

Subtotal	976,796	942,070
Class A common stock held by subsidiaries, at cost	(282,983)	(332,079)

Total Lazard Ltd stockholders’ equity	693,813	609,991
Noncontrolling interests	84,885	71,583

Total stockholders’ equity	778,698	681,574

Total liabilities and stockholders’ equity	$5,466,997	$5,639,581

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2020	June 30, 2020	September 30, 2019	June 30, 2020		September 30, 2019
Revenues:
Financial Advisory	$306,977	$292,906	$303,901	5%		1%
Asset Management	261,047	245,346	282,596	6%		(8%	)
Corporate	1,023	4,662	1,765	(78%	)	(42%	)

Operating revenue (b)	$569,047	$542,914	$588,262	5%		(3%	)

Expenses:
Adjusted compensation and benefits expense (c)	$341,428	$325,749	$338,250	5%		1%

Ratio of adjusted compensation to operating revenue	60.0%	60.0%	57.5%
Non-compensation expense (d)	$103,081	$99,617	$125,185	3%		(18%	)

Ratio of non-compensation to operating revenue	18.1%	18.3%	21.3%
Earnings:
Earnings from operations (e)	$124,538	$117,548	$124,827	6%		0%

Operating margin (f)	21.9%	21.7%	21.2%
Adjusted net income (g)	$76,102	$75,151	$88,260	1%		(14%	)

Diluted adjusted net income per share	$0.67	$0.67	$0.76	0%		(12%	)

Diluted weighted average shares (h)	113,780,625	111,845,101	115,513,679	2%		(2%	)
Effective tax rate (i)	27.9%	23.9%	16.6%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2020	September 30, 2019	% Change
Revenues:
Financial Advisory	$894,656	$962,709	(7%)
Asset Management	775,346	857,599	(10%)
Corporate	4,770	17,644	(73%)

Operating revenue (b)	$1,674,772	$1,837,952	(9%)

Expenses:
Adjusted compensation and benefits expense (c)	$1,004,863	$1,056,822	(5%)

Ratio of adjusted compensation to operating revenue	60.0%	57.5%
Non-compensation expense (d)	$315,330	$368,936	(15%)

Ratio of non-compensation to operating revenue	18.8%	20.1%
Earnings:
Earnings from operations (e)	$354,579	$412,194	(14%)

Operating margin (f)	21.2%	22.4%
Adjusted net income (g)	$217,805	$279,543	(22%)

Diluted adjusted net income per share	$1.92	$2.37	(19%)

Diluted weighted average shares (h)	113,261,923	117,957,075	(4%)
Effective tax rate (i)	26.9%	21.7%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30, 2020	June 30, 2020	December 31, 2019	Qtr to Qtr	YTD
Equity:
Emerging Markets	$29,942	$28,937	$40,612	3.5%	(26.3%)
Global	48,382	45,178	49,759	7.1%	(2.8%)
Local	43,559	43,477	48,985	0.2%	(11.1%)
Multi-Regional	61,872	55,923	66,185	10.6%	(6.5%)

Total Equity	183,755	173,515	205,541	5.9%	(10.6%)
Fixed Income:
Emerging Markets	12,743	12,412	14,387	2.7%	(11.4%)
Global	9,948	9,883	9,233	0.7%	7.7%
Local	5,554	5,436	5,450	2.2%	1.9%
Multi-Regional	11,252	9,153	9,193	22.9%	22.4%

Total Fixed Income	39,497	36,884	38,263	7.1%	3.2%
Alternative Investments	2,283	2,028	2,149	12.6%	6.2%
Private Equity	1,396	1,412	1,385	(1.1%)	0.8%
Cash Management	821	865	901	(5.1%)	(8.9%)

Total AUM	$227,752	$214,704	$248,239	6.1%	(8.3%)

	Three Months Ended September 30			Nine Months Ended September 30,
	2020	2019		2020	2019
AUM - Beginning of Period	$214,704	$237,466		$248,239	$214,734
Net Flows	(201)	(4,385)		(11,082)	(9,593)
Market and foreign exchange appreciation (depreciation)	13,249	(2,207)		(9,405)	25,733

AUM - End of Period	$227,752	$230,874		$227,752	$230,874

Average AUM	$226,046	$233,878		$218,652	$232,885

% Change in average AUM	(3.3%)			(6.1%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2020	2020	2019	2020	2019
Operating Revenue
Net revenue - U.S. GAAP Basis	$577,678	$572,292	$591,068	$1,687,984	$1,865,432

Adjustments:
Revenue related to noncontrolling interests (j)	(4,042)	(2,173)	(4,164)	(3,443)	(18,254)
Gains related to Lazard Fund Interests (“LFI”) and other similar arrangements	(11,261)	(23,803)	(1,764)	(15,427)	(22,118)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(12,016)	(21,936)	(15,413)	(50,336)	(53,102)
Private Equity investment adjustment (l)	—	—	—	—	11,948
Interest expense	18,688	18,534	18,535	55,994	54,046

Operating revenue, as adjusted (b)	$569,047	$542,914	$588,262	$1,674,772	$1,837,952

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$354,625	$351,568	$391,363	$1,025,948	$1,136,087

Adjustments:
Expenses associated with business realignment (m)	—	—	(49,119)	—	(49,119)
Charges pertaining to LFI and other similar arrangements	(11,261)	(23,803)	(1,764)	(15,427)	(22,118)
Compensation related to noncontrolling interests (j)	(1,936)	(2,016)	(2,230)	(5,658)	(8,028)

Compensation and benefits expense, as adjusted (c)	$341,428	$325,749	$338,250	$1,004,863	$1,056,822

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$118,373	$124,859	$147,332	$377,394	$455,624

Adjustments:
Expenses associated with business realignment (m)	—	—	(1,810)	—	(1,810)
Expenses associated with ERP system implementation (n)	—	—	(2,362)	—	(13,193)
Expenses related to office space reorganization (o)	(2,311)	(2,487)	(1,143)	(8,462)	(1,143)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(12,016)	(21,936)	(15,413)	(50,336)	(53,102)
Amortization and other acquisition-related costs (p)	(458)	(455)	(1,022)	(1,359)	(9,534)
Charges pertaining to Senior Debt refinancing (q)	—	—	—	—	(6,505)
Non-compensation expense related to noncontrolling interests (j)	(507)	(364)	(397)	(1,907)	(1,401)

Non-compensation expense, as adjusted (d)	$103,081	$99,617	$125,185	$315,330	$368,936

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$104,680	$95,865	$52,373	$284,642	$273,721

Adjustments:
Expenses associated with business realignment (m)	—	—	51,454	—	51,454
Expenses associated with ERP system implementation (n)	—	—	2,362	—	13,193
Expenses related to office space reorganization (o)	2,311	2,487	1,143	8,462	1,143
Acquisition-related costs (benefits) (p)	—	—	(74)	—	7,577
Private Equity investment adjustment (l)	—	—	—	—	11,948
Charges pertaining to Senior Debt refinancing (q)	—	—	—	—	6,805
Net (income) loss related to noncontrolling interests (j)	(1,423)	382	(1,492)	4,650	(8,662)

Pre-tax income, as adjusted	105,568	98,734	105,766	297,754	357,179
Interest expense	18,688	18,534	18,535	55,994	53,746
Amortization (LAZ only)	282	280	526	831	1,269

Earnings from operations, as adjusted (e)	$124,538	$117,548	$124,827	$354,579	$412,194

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd—U.S. GAAP Basis	$75,092	$73,458	$46,704	$212,572	$209,523
Adjustments:
Expenses associated with business realignment (m)	—	—	51,454	—	51,454
Expenses associated with ERP system implementation (n)	—	—	2,362	—	13,193
Expenses related to office space reorganization (o)	2,311	2,487	1,143	8,462	1,143
Acquisition-related costs (benefits) (p)	—	—	(74)	—	7,577
Private Equity investment adjustment (l)	—	—	—	—	11,948
Charges pertaining to Senior Debt refinancing (q)	—	—	—	—	6,805
Tax benefit allocated to adjustments	(1,301)	(794)	(13,329)	(3,229)	(22,100)

Net income, as adjusted (g)	$76,102	$75,151	$88,260	$217,805	$279,543

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	113,181,564	111,487,749	113,881,690	112,929,830	116,959,041
Adjustment: participating securities including profits interest participation rights	599,061	357,352	1,631,989	332,093	998,034

Diluted Weighted Average Shares Outstanding, as adjusted (h)	113,780,625	111,845,101	115,513,679	113,261,923	117,957,075

Diluted net income per share:
U.S. GAAP Basis	$0.66	$0.66	$0.40	$1.88	$1.77
Non-GAAP Basis, as adjusted	$0.67	$0.67	$0.76	$1.92	$2.37

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands)	2020	2020	2019	2020	2019
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$31,318	$30,574	$29,856	$94,090	$89,104
Marketing and business development	7,562	6,517	27,318	34,265	84,086
Technology and information services	33,457	32,629	34,076	97,444	104,956
Professional services	14,701	16,728	15,105	45,974	48,466
Fund administration and outsourced services	26,196	24,053	28,425	76,639	85,848
Amortization and other acquisition-related costs	458	455	1,022	1,359	9,534
Other	4,681	13,903	11,530	27,623	33,630

Non-compensation expense - Subtotal - U.S. GAAP Basis	$118,373	$124,859	$147,332	$377,394	$455,624

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (o)	($2,278)	($2,448)	($1,195)	($8,459)	($1,253)
Marketing and business development (j) (k) (m) (n)	(185)	(755)	(3,005)	(3,631)	(12,902)
Technology and information services (j) (k) (n)	(169)	(167)	(2,396)	(771)	(13,099)
Professional services (j) (k) (n) (o)	(2,269)	(1,658)	(1,392)	(5,705)	(4,847)
Fund administration and outsourced services (j) (k)	(13,593)	(10,129)	(13,329)	(35,842)	(41,787)
Amortization and other acquisition-related costs (m) (p)	(458)	(455)	(1,022)	(1,359)	(9,534)
Other (j) (k) (m) (n) (q)	3,660	(9,630)	192	(6,297)	(3,266)

Subtotal Non-compensation adjustments	($15,292)	($25,242)	($22,147)	($62,064)	($86,688)

Non-compensation expense, as adjusted:
Occupancy and equipment	$29,040	$28,126	$28,661	$85,631	$87,851
Marketing and business development	7,377	5,762	24,313	30,634	71,184
Technology and information services	33,288	32,462	31,680	96,673	91,857
Professional services	12,432	15,070	13,713	40,269	43,619
Fund administration and outsourced services	12,603	13,924	15,096	40,797	44,061
Amortization and other acquisition-related costs	—	—	—	—	—
Other	8,341	4,273	11,722	21,326	30,364

Non-compensation expense, as adjusted (d)	$103,081	$99,617	$125,185	$315,330	$368,936

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) gains related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) for the nine month period ended September 30, 2019, private equity investment adjustment (see (l) below), (v) interest expense primarily related to corporate financing activities, and (vi) for the nine month period ended September 30, 2019, excess interest expense pertaining to Senior Debt refinancing (see (q) below).

(c)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) charges related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) for the three and nine month periods ended September 30, 2019, expenses associated with ERP system implementation (see (n) below), (iii) expenses related to office space reorganization (see (o) below), (iv) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (v) amortization and other acquisition-related costs (see (p) below), (vi) for the nine month period ended September 30, 2019, charges pertaining to Senior Debt refinancing (see (q) below), and (vii) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) for the three and nine month periods ended September 30, 2019, expenses associated with ERP system implementation (see (n) below), (iii) expenses related to office space reorganization (see (o) below), (iv) amortization and for the three and nine month periods ended September 30, 2019, other acquisition-related costs (benefits) (see (p) below), (v) for the nine month period ended September 30, 2019, private equity investment adjustment (see (l) below), (vi) for the nine month period ended September 30, 2019, charges pertaining to Senior Debt refinancing (see (q) below), (vii) net revenue and expenses related to noncontrolling interests (see (j) below), and (viii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2019, expenses associated with business realignment plan (see (m) below), (ii) for the three and nine month periods ended September 30, 2019, expenses associated with ERP system implementation (see (n) below), (iii) expenses related to office space reorganization (see (o) below), (iv) for the three and nine month periods ended September 30, 2019, acquisition-related costs (benefits) (see (p) below), (v) for the nine month period ended September 30, 2019, private equity investment adjustment, (see (l) below), and (vi) for the nine month period ended September 30, 2019, charges pertaining to Senior Debt refinancing (see (q) below), net of tax benefits.

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $29,466, $23,583, and $17,507 for the three month periods ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively, $79,949 and $77,637 for the nine month periods ended September 30, 2020 and 2019 and the denominator of which is pre-tax income of $105,568, $98,734, and $105,766 for the three month periods ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively, $297,754 and $357,179 for the nine month periods ended September 30, 2020 and 2019.

(j)	Noncontrolling interests include revenue and expenses related to Edgewater and ESC funds.
(k)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents write-down of private equity investment to potential transaction value.
(m)	Represents expenses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.
(n)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(o)	Represents incremental rent expense related to office space reorganization.
(p)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.
(q)

The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

NM	Not meaningful